CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in each Form N-1A Registration Statement prospectus dated April 30, 2007 and “Financial Statements” in the related Statement of Additional Information and to the use of our reports dated February 14, 2007 on Goldman Sachs Growth and Income Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs International Equity Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Equity Index Fund, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund and Goldman Sachs Money Market Fund (eleven of the funds comprising the Goldman Sachs Variable Insurance Trust), which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333- 35883 and 811-08361) of Goldman Sachs Variable Insurance Trust.

/s/  ERNST & YOUNG LLP

New York, New York
April 24, 2007